Exhibit 99.1
Tronox Completes Senior Notes Offering

FOR IMMEDIATE RELEASE

STAMFORD, Conn., Apr. 6, 2018 /PRNewswire/ – Tronox Limited (NYSE: TROX) (“Tronox” or the “Company”), today announced that it completed its offering by its wholly owned subsidiary, Tronox Incorporated, of 6.500% senior notes due 2026 for an aggregate principal amount of $615,000,000, the net proceeds of which will fund the redemption of the approximately $584 million aggregate principal amount of 7.500% senior notes due 2022 issued by Tronox Finance LLC (the “2022 Notes”). The 2022 Notes were issued in a private placement offering, and the optional redemption will occur in accordance with the provisions of the indenture, dated as of March 19, 2015, issued by Evolution Escrow Issuer LLC, and subsequently assumed by Tronox Finance LLC upon the merger of Evolution Escrow Issuer with and into Tronox Finance LLC and among the Company and other guarantors named therein and Wilmington Trust, National Association, as trustee, as supplemented from time to time. The total cash payment deposited with the trustee on April 6, 2018 was $608,595,188.75, including a make-whole payment and accrued interest. The redemption date for the 2022 Notes is April 8, 2018, and the holders of the 2022 Notes will receive payment on April 9, 2018, in accordance with the provisions of the indenture.

The Notes and related guarantees will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement is neither an offer to sell nor a solicitation to buy any of the foregoing securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Tronox

Tronox Limited is a vertically integrated mining and inorganic chemical business. The Company mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper, and other everyday products.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances and contain words such as “believe,” “intended,” “expect,” and “anticipate,” and include statements about expectations for future results.

The forward-looking statements involve risks that may affect the Company’s operations, markets, products, services, prices and other risk factors discussed in the Company’s filings with the SEC, including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. Significant risks and uncertainties may relate to, but are not limited to, the risk that the transaction (the “Cristal Transaction”) contemplated by the transaction agreement, by and among the Company, The National Titanium Dioxide Company Ltd., a limited company organized under the laws of the Kingdom of Saudi Arabia  and Cristal Inorganic Chemicals Netherlands Coöperatief W.A., a cooperative organized under the laws of the Netherlands and a wholly owned subsidiary of Cristal (as amended, the “Amended Transaction Agreement”) will not close, including by failure to obtain any necessary financing or the failure to satisfy other closing conditions under the Amended Transaction Agreement or by the termination of the Amended Transaction Agreement; failure to plan and manage the Cristal Transaction effectively and efficiently; the risk that a regulatory approval that may be required for the Cristal Transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that expected synergies or efficiencies will not be realized or will not be realized within the expected time period; unanticipated increases in financing and other costs, including a rise in interest rates; reduced access to unrestricted cash; compliance with our bank facility covenants; the price of our shares; general market or industry conditions; our customers potentially reducing their demand for our products. Neither the Company’s investors and securityholders nor any other person should place undue reliance on these forward-looking statements. Unless otherwise required by applicable laws, the Company undertakes no obligations to update or revise any forward-looking statements, whether as a result of new information or future developments.

Media Contact: Melissa Zona

Direct: +1 636.751.4057

Investor Contact: Brennen Arndt

Direct: +1 203.705.3730